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                                 EXHIBIT 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of Diamond Offshore Drilling, Inc. on Form S-3 of our report dated November 14, 1995 on the consolidated financial statements of Arethusa (Off-Shore) Limited as of and for the year ended September 30, 1995, included in the Current Report on Form 8-K of Diamond Offshore Drilling, Inc. dated May 13, 1996, and to all references to our firm included in this Registration Statement.

/s/ Arthur Andersen & Co.
ARTHUR ANDERSEN & CO.
Hamilton, Bermuda

January 17, 1997



                              Exhibit 23.2 - 1